                                                      Registration No.__________

   As filed with the Securities and Exchange Commission on January 12, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                              ACTUANT CORPORATION
                           (f/k/a APPLIED POWER INC.)
             (Exact name of registrant as specified in its charter)


                WISCONSIN                                 39-168610
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

          6100 North Baker Road
           Milwaukee, Wisconsin                             53209
 (Address of Principal Executive Offices)                (Zip Code)

                                _______________

                              ACTUANT CORPORATION
                   2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                           (Full title of the plan)
                              ___________________

            ANDREW G. LAMPEREUR                          Copy to:
 Vice President and Chief Financial Officer    ANTHONY W. ASMUTH III, ESQ.
            Actuant Corporation                    Quarles & Brady LLP
           6100 North Baker Road                411 East Wisconsin Avenue
         Milwaukee, Wisconsin 53209             Milwaukee, Wisconsin 53202
                    (Name and address of agent for service)

                                (414) 352-4160
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                               Proposed
                                                                maximum           Proposed maximum
                                           Amount to be      offering price          aggregate            Amount of
 Title of Securities to be registered     registered (1)        per share        offering price (2)    registration fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.20            350,000            (2)                  $1,257,813              $314.46
per share,
=======================================================================================================================


(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares of Class A Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $3.59375 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange Composite Tape on January 9, 2001.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been previously filed by Actuant Corporation (f/k/a Applied Power Inc.) (the "Registrant") (Commission File No. 1-11288) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated herein by reference:

     . The Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 2000.

     . The Registrant's Current Report on Form 8-K dated August 12, 1998, including specifically the description of the Common Stock in Item 5 thereof, which updates and supersedes the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on August 11, 1987, as previously updated by the Registrant's Current Report on Form 8-K dated January 28, 1991; and any amendment or report filed for the purpose of updating such description.

     . The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 2000, filed on January 5, 2001.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

     Not applicable. See filings listed in Item 3 above.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the securities registered hereunder will be passed upon for the Registrant by Quarles & Brady LLP, the Registrant's legal counsel. The Registrant's Secretary, Anthony W. Asmuth III, is a partner of Quarles & Brady LLP and owns shares in the Registrant.

Item 6.  Indemnification of Officers and Directors.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a wilful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) wilful misconduct. Section 180.0851(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

         Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

         Article VII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of the proceedings to which they are parties by reason of being or having been directors or officers.

Item 7.  Exemption from the Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 12, 2001.

                             ACTUANT CORPORATION (f/k/a APPLIED POWER INC.)


                             By: /s/ ANDREW G. LAMPEREUR
                                 ------------------------------------------
                                 Andrew G. Lampereur
                                 Vice President and Chief Financial Officer
                                 (Principal Financial Officer of the Registrant)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert C. Arzbaecher, Andrew G. Lampereur and Anthony W. Asmuth III, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

     Signature                                         Title
     ---------                                         -----

/s/ RICHARD G. SIM                      Chairman of the Board, Director
--------------------------------------
Richard G. Sim

/s/ ROBERT C. ARZBAECHER                President and Chief Executive
--------------------------------------
                                        Officer, Director
Robert C. Arzbaecher                    (Principal Executive Officer of the
                                        Registrant)

/s/ ANDREW G. LAMPEREUR                 Vice President and Chief Financial
--------------------------------------
                                        Officer
Andrew G. Lampereur                     (Principal Financial Officer of the
                                        Registrant)

/s/ DAWN M. DOERING                     Corporate Controller
--------------------------------------
                                        (Principal Accounting Officer of the
Dawn M. Doering                         Registrant)

/s/ H. RICHARD CROWTHER                 Director
--------------------------------------
H. Richard Crowther

/s/ RICHARD A. KASHNOW                  Director
--------------------------------------
Richard A. Kashnow

/s/ BRUCE S. CHELBERG                   Director
--------------------------------------
Bruce S. Chelberg

/s/ WILLIAM P. SOVEY                    Director
--------------------------------------
William P. Sovey

/s/ GUSTAV H.P. BOEL                    Director
--------------------------------------
Gustav H.P. Boel

*Each of these signatures is affixed as of January 12, 2001.

                              ACTUANT CORPORATION
                          (f/k/a APPLIED POWER INC.)
                              (the "Registrant")
                         (Commission File No. 1-11288)

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT

Exhibit                                                        Incorporated Herein                   Filed
Number                Description                                By Reference To                    Herewith
------                -----------                                ---------------                    --------
4.1       Restated Articles of Incorporation of      Exhibit 4.1 to the Registrant's
          the Registrant (dated as of February       Registration Statement on Form S-8 (File
          13, 1998)                                  No. 333-46469)

4.2       Amended and Restated Bylaws of the         Exhibit 3.2 to the Registrant's Form 10-K
          Registrant (effective as of January 8,     for the fiscal year ended August 31, 1997
          1997)

4.3       Amendment of Bylaws                        Exhibit 3.3 to the Registrant's Form 10-K
                                                     for the fiscal year ended August 31, 2000

5.1       Opinion of Quarles & Brady LLP as to                                                         X
          the legality of the securities to be
          issued

23.1      Consent of PricewaterhouseCoopers                                                            X
          LLP

23.2      Consent of Quarles & Brady LLP                                                            Contained in
                                                                                                    opinion
                                                                                                    filed as
                                                                                                    Exhibit 5.1

24.1      Powers of Attorney                                                                        Signatures
                                                                                                    page to this
                                                                                                    Registration
                                                                                                    Statement
99.1      Actuant Corporation 2001 Outside           Exhibit C to the Registrant's Proxy
          Directors' Stock Option Plan               Statement and Schedule 14A filed on
                                                     December 4, 2000.

                                      E-1